UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2017

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On May 1, 2017, the Company issued the attached press release announcing the completion of its previously announced investment in Amsted-Maxion Equipamentos E Serviços Ferroviários S.A. (“Greenbrier-Maxion”). The Company’s direct ownership position in Greenbrier-Maxion increased from 19.5% to 60%. Greenbrier-Maxion is the largest railcar manufacturer in South America.

The Company has also completed the previously announced increase in its ownership interest in Amsted-Maxion Fundição E Equipamentos Ferroviários S.A. (“Amsted-Maxion Cruzeiro”) from 19.5% to 24.5%. The Company retains an option to further increase its ownership stake in Amsted-Maxion Cruzeiro to 29.5% subject to certain conditions. Amsted-Maxion Cruzeiro manufactures castings and components for railcars and other heavy industrial equipment.

Amsted-Maxion Cruzeiro now owns 40% of Greenbrier-Maxion, and through its investment in Amsted-Maxion Cruzeiro the Company has an additional approximately 10% indirect ownership interest in Greenbrier-Maxion.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release dated May 1, 2017 of The Greenbrier Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: May 1, 2017	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer